Exhibit 99

Jefferies Financial Group Inc.

520 Madison Avenue

New York, New York 10022

October 1, 2019

Dear Jefferies stockholders:

On September 15, 2019, the Board of Directors of Jefferies Financial Group Inc. (NYSE: JEF or “Jefferies”) approved a distribution to stockholders of 7,514,477 shares of Spectrum Brands Holdings, Inc. (NYSE: SPB or “Spectrum Brands”) held by Jefferies, which shares represent approximately 15.4% of Spectrum Brands’ common stock.

Each Jefferies stockholder will be entitled to receive 0.0250589 of a share of SPB common stock for each share of Jefferies common stock held as of 5:00 p.m. Eastern Time on September 30, 2019, the record date. Jefferies will distribute the SPB shares on October 11, 2019, the distribution date. Jefferies will not distribute fractional shares of SPB common stock. You will receive a cash payment in lieu of any fractional shares.

Based on closing market prices on September 30, 2019, the dividend reflects a distribution of SPB shares with a market value of approximately $1.32 per Jefferies share.

Following the distribution, Spectrum Brands common stock will continue to be listed on the New York Stock Exchange under the symbol SPB, and Jefferies common stock will continue to be listed on the New York Stock Exchange under the symbol JEF. You need not take any action to receive your shares of SPB common stock. You do not need to pay any consideration for or surrender or exchange your shares of Jefferies common stock.

The attached information statement provides you with important information concerning the distribution of these shares, including (i) the expected U.S. federal income tax treatment of SPB shares you will receive; (ii) how we determined the number of SPB shares you will receive; and (iii) how fractional shares will be treated.

We appreciate your continued interest and support.

Sincerely,

Jefferies Financial Group Inc.

JEFFERIES FINANCIAL GROUP INC

INFORMATION STATEMENT

Distribution of 7,514,477 Shares of Spectrum Brands Holdings. Inc. Common Stock

October 1, 2019

We are sending you this Information Statement because we are distributing 7,514,477 shares of the common stock of Spectrum Brands Holdings, Inc., a Delaware corporation (NYSE: “SPB” or “Spectrum Brands”), held by us. The SPB common stock being distributed by us represents an approximately 15.4% interest in Spectrum Brands. In this distribution (“Distribution”), holders of Jefferies Financial Group Inc. (“Jefferies”) common stock will be entitled to receive 0.0250589 of a share of SPB common stock for each outstanding share of Jefferies common stock they owned as of 5:00 p.m. Eastern Time on September 30, 2019, the record date (the “Record Date”). We will not distribute fractional shares of SPB Common Stock; Jefferies Shareholders will receive a cash payment in lieu of fractional shares. The Distribution will be made on October 11, 2019 (the “Distribution Date”).

Based on closing market prices on September 30, 2019, the dividend reflects a distribution of SPB shares with a market value of approximately $1.32 per Jefferies share.

The Distribution will be taxable to Jefferies stockholders. For a discussion of the tax consequences of the Distribution to you, see “U.S. Federal Income Tax Consequences” beginning on page 5. You are urged to consult your own tax advisor to determine the particular tax consequences of the Distribution to you, including the applicability and effect of any U.S. federal, state and local and foreign tax laws.

No vote of Jefferies stockholders is required in connection with the Distribution. Therefore, you are not required to take any action. We are sending you this Information Statement, which contains information about the terms of the Distribution, for your information only.

Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved of the SPB common stock to be distributed to you pursuant to this Distribution or determined if this Information Statement is accurate or adequate. Any representation to the contrary is a criminal offense.

This information statement is first being transmitted to stockholders on or about October 1, 2019.

QUESTIONS AND ANSWERS REGARDING JEFFERIES’ DISTRIBUTION OF ITS SHARES OF SPECTRUM BRANDS COMMON STOCK

1.    I own Jefferies shares. What will I receive as a result of the Distribution?

Jefferies will distribute 0.0250589 of a share of SPB common stock for each share of Jefferies common stock outstanding as of the Record Date for the Distribution. The distribution ratio is based on the number of SPB shares owned by Jefferies divided by the Jefferies shares outstanding on that date. We will not distribute fractional shares of SPB common shares. You will receive a cash payment in lieu of fractional shares.

2.    How are the number of SPB shares that I will receive calculated?

For each share of Jefferies common stock of which you were the holder of record at 5:00 p.m. Eastern Time on September 30, 2019, the Record Date, you will be entitled to receive that number of shares of SPB common stock equal to the quotient obtained by dividing the total number of shares of SPB common stock to be distributed in the Distribution (7,514,477) by the total number of shares of Jefferies common stock outstanding at 5:00 p.m. Eastern Time on the Record Date (299,872,528). Based on the number of Jefferies shares outstanding at such time, you will be entitled to receive 0.0250589 of a share of SPB common stock for each share of Jefferies common stock of which you were the holder of record at 5:00 p.m. Eastern Time on the Record Date.

3.    What is the Record Date for the Distribution, and when will the Distribution occur?

The Record Date was September 30, 2019, and ownership was determined as of 5:00 p.m. Eastern Time on that date. Shares of SPB common stock (and cash in lieu of fractional shares) will be distributed on October 11, 2019. We refer to this date as the Distribution Date.

4.    What do I have to do to participate in the Distribution and receive my SPB shares?

You need not take any action to receive your shares of SPB common stock. You do not need to pay any consideration for or surrender or exchange your shares of Jefferies common stock.

5.    If I sell my shares of Jefferies common stock before the Distribution Date, will I still be entitled to receive SPB shares in the Distribution?

Beginning on September 27, 2019 (the “ex-dividend date”), and continuing through the close of trading on the New York Stock Exchange on October 11, 2019, the Distribution Date, the following markets will exist in Jefferies and Spectrum Brands common stock:

•

Jefferies common stock “regular way” market (NYSE: JEF): Shares of Jefferies common stock that will continue to trade in the regular way market, the same market in which they are currently traded. Beginning September 27, 2019, trades in Jefferies common stock will not include any entitlement to shares of Spectrum Brands common stock to be distributed pursuant to the Distribution. Holders of shares of Jefferies common stock who sell Jefferies shares, from and after the September 27, 2019 ex-dividend date and through the October 11, 2019 Distribution Date, will retain their right to receive SPB shares.

•

Spectrum Brands common stock “regular way” market (NYSE: SPB): The regular way market is the same market for SPB common stock that has been in existence since Spectrum Brands common stock began trading.

You are encouraged to consult with your financial advisors regarding the specific implications of selling Jefferies common stock and Spectrum Brands common stock before the Distribution Date.

6.    How will the Distribution affect the number of shares of Jefferies I currently hold?

The number of shares of Jefferies held by a stockholder will be unchanged. On the Distribution Date, Jefferies’s stockholders will be entitled to receive 0.0250589 of a share of SPB common stock for each share of Jefferies common stock that they own. The market value of each Jefferies share, however, may decrease to reflect the Distribution and, hence, the loss of the value of the SPB stock.

7.    What are the tax consequences of the Distribution to Jefferies stockholders?

For U.S. federal income tax purposes, we believe the Distribution of SPB Corporation common stock and cash instead of fractional shares will be a taxable distribution and treated as a taxable dividend to the Jefferies stockholders in an amount equal to the value of the SPB common stock and cash distributed. We will provide sufficient information to our stockholders to inform stockholders of the value of the SPB common stock distributed and the amount of dividend income. You should consult your own tax advisor regarding the particular consequences of the Distribution to you, including the applicability and effect of any U.S. federal, state and local and foreign tax laws. See “Federal Income Tax Considerations” on page 5.

8.    When will I receive my SPB shares? Will I receive a stock certificate for SPB shares distributed as a result of the Distribution?

Registered holders of Jefferies common stock who are entitled to receive the Distribution will receive a book-entry account statement reflecting their ownership of SPB common stock. If you would like to receive physical certificates evidencing your SPB shares, please contact SPB’s transfer agent. See “Spectrum Brands Transfer Agent and Registrar,” on page 9.

9.    What if I hold my shares through a broker, bank or other nominee?

Jefferies stockholders who hold their shares through a broker, bank or other nominee will have their brokerage account credited with SPB common stock. For additional information, those stockholders should contact their broker or bank directly.

10.    What if I have stock certificates reflecting my shares of Jefferies common stock? Should I send them to the transfer agent or to Jefferies?

No, you should not send your stock certificates to the transfer agent or to Jefferies. You should retain your Jefferies stock certificates. No certificates representing your shares of SPB common stock will be mailed to you. SPB common stock will be issued as uncertificated shares registered in book-entry form through the direct registration system.

ADDITIONAL INFORMATION ABOUT THE DISTRIBUTION

The Distribution

On September 15, 2019, our Board of Directors approved the Distribution of 7,514,477 shares of SPB common stock held by us. On the Distribution Date, we will distribute such shares of SPB common stock to our stockholders as a dividend. These shares represent approximately 15.4% of the total voting power of SPB’s issued and outstanding capital stock as of the Record Date.

You will not be required to pay any cash or other consideration for the shares of SPB common stock that will be distributed to you or to surrender or exchange your shares of Jefferies common stock to receive the distribution of SPB common stock. The Distribution will not affect the number of shares of Jefferies common stock that you hold.

Purpose of the Distribution

After careful consideration, we believe that the Distribution is consistent with our goal of maximizing long-term value for our stockholders. We continue to focus on growing our financial services businesses, simplifying our structure and returning excess capital to our stockholders in whatever form is appropriate, including the Distribution.

Transferability of Shares You Receive

The shares of SPB common stock distributed to Jefferies stockholders will be freely transferable, except for shares received by persons who may be deemed to be “affiliates” of Spectrum Brands under the Securities Act of 1933, as amended (the “Securities Act”). Persons who may be deemed to be affiliates after the Distribution generally include individuals or entities that control, are controlled by, or are under common control with Spectrum Brands, and include its directors, certain of its officers and significant stockholders. Spectrum Brands affiliates will be permitted to sell their shares of SPB common stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by the provisions of Rule 144 thereunder.

When and How You Will Receive the Distribution

We will pay the dividend on the Distribution Date by releasing our shares of SPB common stock for distribution by American Stock Transfer & Trust Company, our distribution agent. The distribution agent will cause the shares of SPB common stock to which you are entitled to be registered in your name or in the “street name” of your bank or brokerage firm.

Registered Holders. If you are the registered holder of Jefferies common stock and hold your Jefferies common stock either in physical form or in book-entry form, the shares of SPB common stock distributed to you will be registered in your name and you will become the holder of record of that number of shares of SPB common stock.

“Street Name” Holders. Many Jefferies stockholders have Jefferies common stock held in an account with a bank or brokerage firm. If this applies to you, that bank or brokerage firm is the registered holder that holds the shares on your behalf. For stockholders who hold their Jefferies common stock in an account with a bank or brokerage firm, the SPB common stock being distributed will be registered in the “street name” of your bank or broker, who in turn will electronically credit your account with the shares of SPB common stock that you are entitled to receive in the Distribution. We anticipate that this may take several days after the Distribution Date. We encourage you to contact your bank or broker if you have any questions regarding the mechanics of having your shares of SPB common stock credited to your account.

Fractional Shares. Jefferies will not distribute any fractional shares of SPB common stock to its stockholders. Instead, the distribution agent will aggregate fractional shares into whole shares, sell the whole shares in the open market at prevailing market prices and distribute the aggregate cash proceeds of the sales pro rata (based on the fractional share such holder would otherwise be entitled to receive) to each holder who otherwise would have been entitled to receive a fractional share in the Distribution. Jefferies will pay all reasonable expenses incurred by the distribution agent in connection with such sale, including brokerage commissions. The distribution agent, in its sole discretion, without any influence by SPB or us, will determine when, how, through which broker-dealer and at what price to sell the whole shares. Recipients of cash in lieu of fractional shares will not be entitled to any interest on the payment made in lieu of fractional shares.

No Appraisal Rights

Stockholders do not have dissenters’ rights of appraisal with respect to the Distribution described in this information statement.

EMPLOYEE STOCK-BASED PLANS

In connection with the Distribution, all outstanding Jefferies equity compensation awards will be equitably adjusted to reflect the impact of the Distribution. All Jefferies restricted stock units (“RSUs”) and deferred shares will be adjusted by the crediting of additional RSUs or deferred shares, as the case may be, with a fair market value equal to the fair market value of 0.0250589 of a SPB share per RSU or deferred share. The additional RSUs or deferred shares will have the same terms as the RSUs or deferred shares to which they relate. All Jefferies stock options will be adjusted by a reduction of the exercise price by a dollar amount per share equal to the fair market value of 0.0250589 of a SPB share.

FEDERAL INCOME TAX CONSIDERATIONS

U.S. Federal Income Tax Consequences for U.S. Holders

The following discussion of certain U.S. federal income tax considerations to a “U.S. Holder” (as defined below) of the Distribution does not address all U.S. federal income tax matters that may be relevant to particular U.S. Holders in light of their particular circumstances, such as U.S. Holders who are dealers in securities, financial institutions, insurance companies, tax-exempt entities, persons whose functional currency is not the U.S. dollar, persons subject to the alternative minimum tax, persons who acquired their shares in connection with compensatory transactions, and persons that hold Jefferies shares as part of a straddle or a hedging or conversion transaction.

The term “U.S. Holder” as used in this discussion means the following persons who own Jefferies shares as capital assets:

•	U.S. citizens or residents (as defined for U.S. federal income tax purposes) of the U.S.;

•	corporations (or other entities classified as corporations for U.S. federal income tax purposes) organized under the laws of the U.S. or of any state or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of the source of the income, and

•

a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more “United States persons,” as defined for U.S. federal income tax purposes, have the authority to control all substantial decisions of the trust, or that has elected to be treated as a “United States person” under applicable U.S. Treasury regulations.

Stockholders other than U.S. Holders are referred to in this discussion as Non-U.S. Holders.

An individual may, in certain cases, be treated as a resident of the U.S., rather than a nonresident, among other ways, by virtue of being present in the U.S. on at least 31 days in that calendar year and for an aggregate of at least 183 days during the three-year period ending in that calendar year (counting for such purposes all the days present in the current year, one-third of the days present in the immediately preceding year and one-sixth of the days present in the second preceding year). Residents are subject to U.S. federal income tax as if they were U.S. citizens.

If a partnership, a pass-through entity treated as a partnership for U.S. federal income tax purposes, or an entity treated as a disregarded entity for U.S. federal income tax purposes holds common stock, the tax treatment of an owner of such entity will generally depend on the status of the owner and upon the activities of the entity. Accordingly, such entities which hold Jefferies common stock and owners in these entities are urged to consult their tax advisors.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), and other legal authorities, all of which are subject to change, possibly with retroactive effect or subject to different interpretations. This summary is of a general nature only and is not intended to be, and should not be construed to be, legal, business or tax advice to any stockholder, and no representation with respect to the tax consequences to any particular stockholder is made. No opinion from legal counsel and no ruling from the Internal Revenue Service has been or will be sought as to the U.S. federal income tax consequences of the Distribution. The following summary is not binding on the Internal Revenue Service or the courts. The Internal Revenue Service could adopt a contrary position, and that contrary position could be sustained by a court. Each U.S. Holder should consult such holder’s own tax advisors with respect to the U.S. federal income tax considerations of the Distribution that are relevant to such holder, having regard to such holder’s particular circumstances.

Receipt by a U.S. Holder of the Spectrum Brands Shares and Cash Instead of Fractional Shares

The receipt by a U.S. Holder of shares of Spectrum Brands common stock and cash instead of a fractional share of Spectrum Brands common stock should not qualify for non-recognition of gain or income to the U.S. Holder under Section 355 of the Code.

The aggregate fair market value of Spectrum Brands shares (as of the dividend payment date) and cash distributed to Jefferies’s shareholders is not expected to exceed Jefferies’s current and accumulated earnings and profits, and as a result each U.S. Holder who receives shares of Spectrum Brands common stock and cash instead of fractional shares should treat the receipt, to the extent of the sum of the cash received and the fair market value (as of the dividend payment date) of the Spectrum Brands shares received, as a taxable dividend. Subject to applicable limitations, dividends paid to certain non-corporate U.S. Holders may be eligible for taxation as “qualified dividend income” and therefore may be taxable at rates applicable to long-term capital gains. U.S. Holders should consult their tax advisers regarding the availability of the reduced tax rate on dividends in their particular circumstances. Dividends received by a corporate U.S. Holder should be eligible for a dividends-received deduction if the U.S. Holder meets certain holding period and other applicable requirements.

The U.S. Holder should have a tax basis in the Spectrum Brands shares of common stock received equal to the fair market value of such shares at the time distributed. The U.S. Holder’s holding period for such Spectrum Brands shares of common stock would begin the day after the Distribution.

U.S. Information Reporting and Backup Withholding with respect to U.S. Holders

In general, information regarding the amount of any dividends paid to U.S. Holders is reported to the Internal Revenue Service unless an exception applies. In addition, backup U.S. federal income tax withholding may apply with respect to the amount of the distribution of Spectrum Brands shares treated as a dividend paid to a U.S. Holder, unless the U.S. Holder provides a correct taxpayer identification number (which, in the case of an individual, is his or her social security number) and certifies whether such U.S. Holder is subject to backup withholding of U.S. federal income tax by completing a Form W-9 or otherwise establishes a basis for exemption from backup withholding. Some U.S. Holders (including, among others, corporations) are not subject to these backup withholding and reporting requirements. U.S. Holders who fail to provide their correct taxpayer identification numbers and the appropriate certifications or fail to establish an exemption as described above may be subject to a $50 penalty imposed by the Internal Revenue Service. If there is withholding on a payment to a U.S. Holder and the withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

U.S. Federal Income Tax Considerations for Non-United States Stockholders

The aggregate fair market value of Spectrum Brands shares (as of the dividend payment date) and cash distributed to Jefferies’s shareholders is not expected to exceed Jefferies’s current and accumulated earnings and profits, and as a result each Non-U.S. Holder who receives shares of Spectrum Brands common stock and cash instead of fractional shares should be treated, to the extent of the sum of the cash received and the fair market value of the Spectrum Brands shares, as receiving a taxable dividend.

The gross amount of any dividend (out of earnings and profits) paid to a Non-U.S. Holder will generally be subject to U.S. withholding tax at a rate of 30% unless the holder is entitled to an exemption from or reduced rate of withholding under an applicable income tax treaty. To receive a reduced treaty rate, prior to the payment of the dividend a Non-U.S. Holder must provide Jefferies with a properly completed IRS Form W-8BEN, IRS Form W-8BEN-E, or other appropriate IRS Form W-8 (or successor form) certifying qualification for the reduced rate. Jefferies may fund any such U.S. withholding tax by reducing the number of Spectrum Brands shares distributed to a Non-U.S. Holder to reflect the amount of that U.S. withholding tax.

Dividends received by a Non-U.S. Holder that are effectively connected with a U.S. trade or business conducted by the Non-U.S. Holder (or dividends attributable to a Non-U.S. Holder’s permanent establishment in the U.S. if an income tax treaty applies) are exempt from this withholding tax. To obtain this exemption, prior to the payment of a dividend, a Non-U.S. Holder must provide Jefferies with a properly completed IRS Form W-8ECI (or successor form) properly certifying this exemption. Effectively connected dividends (or dividends attributable to a permanent establishment), although not subject to withholding tax, are subject to U.S. federal income tax at the same graduated rates applicable to U.S. persons, net of certain deductions and credits. In addition, dividends received by a corporate Non-U.S. Holder that are effectively connected with a U.S. trade or business of the corporate Non-U.S. Holder (or dividends attributable to a corporate Non-U.S. Holder’s permanent establishment in the U.S. if an income tax treaty applies) may also be subject to a branch profits tax at a rate of 30% (or such lower rate as may be specified in an income tax treaty).

A Non-U.S. Holder of common stock that is eligible for a reduced rate of withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts currently withheld if an appropriate claim for refund is timely filed with the IRS.

Withholding on Payments to Certain Foreign Entities

Sections 1471 through 1474 of the Code and the U.S. Treasury Regulations and administrative guidance issued thereunder, which we refer to as “FATCA,” impose a 30% withholding tax on payments of dividends if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), which could include dividends paid to a Non-U.S. Holder that is a “foreign financial institution” or a non-financial foreign institution” in the form of Spectrum Brand shares, unless: (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners); (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the withholding agent with a certification identifying its direct and indirect substantial United States owners (generally by providing an IRS Form W-8BEN-E); or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States with respect to FATCA may be subject to different rules. Under certain circumstances, a beneficial owner of common stock might be eligible for refunds or credits of such taxes. Under the applicable Treasury Regulations, FATCA withholding generally will apply to all U.S.-source “withholdable payments” without regard to whether the beneficial owner of the payment would otherwise be entitled to an exemption from imposition of withholding tax pursuant to an applicable income tax treaty with the United States or U.S. domestic law.

Backup Withholding and Information Reporting With Respect to Non-U.S. Holders

Generally, Jefferies must report annually to the IRS the amount of dividends paid, the name and address of the recipient, and the amount, if any, of tax withheld. A similar report is sent to the holder. Pursuant to income tax treaties or other agreements, the IRS may make its reports available to tax authorities in the Non-U.S. holder’s country of residence.

Payments of dividends made to a Non-U.S. Holder may be subject to additional information reporting and backup withholding. Backup withholding will not apply if the Non-U.S. Holder establishes an exemption, for example, by properly certifying its non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate IRS Form W-8 (or successor form). Notwithstanding the foregoing, backup withholding may apply if either Jefferies or Jefferies’ paying agent has actual knowledge, or reason to know, that the holder is a U.S. person.

Backup withholding is not an additional tax. Rather, the U.S. income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of U.S. federal income tax, a credit or refund may be obtained, provided that the required information is furnished to the IRS in a timely manner.

INFORMATION ABOUT SPECTRUM BRANDS

Spectrum Brands is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and accordingly, files reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”), including financial statements. If you would like more information about Spectrum Brands and the Spectrum Brands common stock we urge you to read Spectrum Brands’ reports filed with the SEC. See “Where You Can Find Additional Information.”

Spectrum Brands common stock is traded on the New York Stock Exchange under the symbol “SPB.”

SPECTRUM BRANDS TRANSFER AGENT AND REGISTRAR

American Stock Transfer & Trust Company, LLC (“AST”) is the transfer agent and registrar for SPB common stock. If you have questions or would like information regarding SPB stock, please contact AST at (800) 937-5449 toll-free.

BACKGROUND OF THE DISTRIBUTION

Jefferies acquired its shares of SPB common stock primarily in 2013 and 2014 in negotiated transactions with certain stockholders of Spectrum Brands.

On September 15, 2019, our Board of Directors approved the distribution of 7,514,477 shares of SPB common stock to its stockholders on a pro rata basis through the declaration of a special in-kind dividend.

As of the Record Date, Jefferies owned 7,525,666 shares of SPB common stock, 7,514,477 of which SPB shares, representing approximately 15.4% of Spectrum Brands’ issued and outstanding common stock, will be distributed in the Distribution, and 11,189 of which SPB shares will be retained by Jefferies.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Jefferies and Spectrum Brands are each subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and accordingly, each company files reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”), including financial statements. You may obtain these reports at the SEC’s website at http://www.sec.gov.

Spectrum Brands and Jefferies maintain websites that offer additional information about each company.

•	Visit Spectrum Brands website at https://spectrumbrands.com

•	Visit our website at http://www.Jefferies.com

Information contained on any website referenced in this Information Statement is not incorporated by reference into this Information Statement.